Exhibit 99.1

PULASKI FINANCIAL ANNOUNCES DATE

OF 2013 ANNUAL MEETING OF STOCKHOLDERS

St. Louis, November 21, 2012 - Pulaski Financial Corp. (Nasdaq Global Select: PULB), the holding company for Pulaski Bank, today announced that its annual meeting of stockholders will be held on Thursday, January 31, 2013 at 2:00 p.m., Central time, at the St. Louis Marriott West, 660 Maryville Centre Drive, St. Louis, Missouri, 63141.

Pulaski Financial Corp., operating in its 90th year through its subsidiary, Pulaski Bank, offers a full line of quality retail and commercial banking products through 13 full-service branch offices in the St. Louis metropolitan area.  The Bank also offers residential mortgage loan products through loan production offices in the St. Louis and Kansas City metropolitan areas, mid-Missouri, southwestern Missouri, Wichita, Kansas, Omaha, Nebraska and Council Bluffs, Iowa.   The Company’s website can be accessed at www.pulaskibank.com.

For Additional Information Contact:

Paul Milano

Chief Financial Officer

Pulaski Financial Corp.

(314) 317-5046